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                                  PRESS RELEASE


L.B. Foster Company

415 Holiday Drive, Pittsburgh, PA 15220

Contact:    Stan L. Hasselbusch

Phone:   (412) 928-3417

FAX:     (412) 928-7891

Email: investors@LBFosterCo.com

FOR IMMEDIATE RELEASE



                    L.B. FOSTER REPORTS RECORD SECOND QUARTER

                               SALES INCREASE 50%

                     EPS FROM CONTINUING OPERATIONS UP 117%


PITTSBURGH, PA, July 26, 2007 - L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for rail, construction, energy and utility markets, today reported that its second quarter earnings per diluted share from continuing operations increased to $0.63 from $0.29 in last year's second quarter, a 117% increase. This is the tenth consecutive quarter the Company has recorded an earnings increase over the prior year quarter.

2007 Second Quarter Results

In the second quarter of 2007, L.B. Foster had income from continuing operations of $6.8 million or $0.63 per diluted share compared to income from continuing operations of $3.1 million or $0.29 per diluted share in the second quarter of 2006. The Company reported no income from discontinued operations in the second quarter of 2007, compared to a $0.1 million ($0.01 per diluted share) loss in last year's second quarter, which relates to its former Geotechnical Division that was sold in the first quarter of 2006. Net income was $6.8 million or $0.63 per diluted share in 2007 compared to $3.0 million or $0.28 per diluted share in 2006.

Net sales increased 50% to $148.5 million compared to $99.3 million in the prior year quarter.

Gross profit margin was 14.3%, up 80 basis points from the prior year quarter primarily as a result of increased billing margins before manufacturing and other variances.

Selling and administrative expenses increased $1.1 million or 13% over last year's quarter due primarily to increased employee related costs including salaries and incentive compensation. Second quarter interest expense increased $0.3 million or 38% over the prior year quarter due to increased average borrowings. The increase in borrowings was due primarily to an increase in working capital requirements as well as significant capital investments made during the past twelve months. The Company's income tax rate from continuing operations was 35.5% in the second quarter compared to 29.0% in the prior year quarter. The low tax rate in the 2006 second quarter was the result of releasing a portion of the valuation allowance provided for state deferred assets.

"Overall, Rail, Tubular and Construction Products sales were very strong and bottom line results increased across all segments. However, while our Tubular and Construction Segments expanded gross profit margins, the Rail Segment was hampered by lower distribution and concrete tie margins. On a positive note, Rail margins including concrete tie margins were improved over the first quarter of this year," commented Stan Hasselbusch, President and Chief Executive Officer. Our Tucson tie facility has made great progress with the efficiency of the new equipment and with the quality of the concrete mix, but we have struggled with employee turnover as new companies offering higher wages have recently entered the Tucson marketplace. We are working to address this issue and stabilize the workforce at this facility," remarked Mr. Hasselbusch. Mr. Hasselbusch concluded by adding, "We also wanted to acknowledge that Chaparral Steel, our primary supplier of steel sheet and beam piling, recently announced that they have agreed to be purchased by Gerdau Ameristeel Corporation. We look forward to continuing to work with Chaparral during this transition period and with the new Gerdau/Chaparral team in the future."

2007 Half Year Results

For the six months ended June 30, 2007, L.B. Foster reported income from continuing operations of $9.9 million or $0.91 per diluted share compared to $4.3 million or $0.40 per diluted share in 2006. Income from discontinued operations in 2006 was $2.6 million or $0.24 per diluted share and included the gain on the sale of our former Geotechnical Division of $3.0 million. Net income was $9.9 million or $0.91 per diluted share in 2007 compared to $6.9 million or $0.64 per diluted share in 2006.

Net sales for the first half of 2007 increased 41% to $259.2 million compared to $183.5 million in 2006. Gross profit margin was 13.7%, up 100 basis points from 2006, primarily as a result of increased billing margins offset, in part, by increased manufacturing, scrap and obsolescence variances.

Selling and administrative expenses increased $1.8 million or 11% over the prior year due primarily to employee related costs including salaries and incentive compensation. Interest expense increased $0.9 million over the prior year due to increased average borrowings. The Company's income tax rate from continuing operations was 35.6% compared to 30.6% in the prior year.

Cash provided from operations was approximately $12.4 million for the second quarter of 2007 and $4.6 million on a year-to-date basis, compared to cash used by operations of $8.3 million and $14.2 million for the second quarter and first half of 2006, respectively. Capital expenditures were $2.8 million for the first six months of 2007 compared to $8.7 million during the prior year period. "We expect to continue to generate positive cash from operations in the second half of 2007 and anticipate capital expenditures to be below $10 million for the year," commented Mr. Hasselbusch, who concluded by reporting, "Overall business activity remains robust and is reflected in our order bookings. Bookings for the first half of 2007 were $295 million, 21% higher than last year. Backlog at June 30, 2007 was $179 million, 13% higher than last year, which we continue to expect to translate into a strong 2007."

L.B. Foster Company will conduct a conference call and webcast to discuss its second quarter 2007 operating results on Thursday, July 26, 2007 at 10:00am ET. The call will be hosted by Mr. Stan Hasselbusch, President and Chief Executive Officer. Listen via audio on the L.B. Foster web site: www.lbfoster.com, by accessing the Investor Relations page.

The Company wishes to caution readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements in news releases, and other communications, including oral statements, such as references to future profitability, made from time to time by representatives of the Company. Specific risks and uncertainties that could affect the Company's profitability include, but are not limited to, general economic conditions, adequate funding for infrastructure projects, the potential value of the Dakota Minnesota & Eastern Railroad, production delays or problems encountered at our manufacturing facilities, and the availability of existing and new piling and rail products. Matters discussed in such communications are forward-looking statements that involve risks and uncertainties. Sentences containing words such as "anticipates," "expects," or "will," generally should be considered forward-looking statements. More detailed information on these and additional factors which could affect the Company's operating and financial results are described in the Company's Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

                    CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                       L. B. FOSTER COMPANY AND SUBSIDIARIES
                      (In Thousands, Except Per Share Amounts)

                                                                Three Months Ended        Six Months Ended
                                                                     June 30,                 June 30,
                                                               ----------------------------------------------
                                                                 2007       2006          2007          2006
                                                               ----------------------------------------------
                                                                   (Unaudited)              (Unaudited)

NET SALES                                                      $148,547   $99,313      $259,213     $183,468

Cost of goods sold                                              127,309    85,868       223,785      160,219
Selling and administrative
  expenses                                                        9,790     8,685        18,191       16,416
Interest expense                                                  1,183       858         2,405        1,523
Other income                                                       (346)     (433)         (604)        (864)
                                                               ---------   -------     ---------    ---------
                                                                137,936    94,978       243,777      177,294
                                                               ---------   -------     ---------    ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES            10,611     4,335        15,436        6,174

INCOME TAXES                                                      3,762     1,256         5,495        1,889
                                                               ---------   -------     ---------    ---------

INCOME FROM CONTINUING OPERATIONS, NET OF TAX                     6,849     3,079         9,941        4,285

(LOSS) INCOME FROM DISCONTINUED OPERATIONS                          (31)     (118)          (19)       2,701
INCOME TAX (BENEFIT) EXPENSE                                        (12)      (21)           (8)         120
                                                               ---------   -------     ---------    ---------

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX              (19)      (97)          (11)       2,581

NET INCOME                                                       $6,830    $2,982        $9,930       $6,866
                                                               =========   =======     =========    =========

BASIC EARNINGS PER COMMON SHARE:
  FROM CONTINUING OPERATIONS                                      $0.65     $0.30         $0.94        $0.42
  FROM DISCONTINUED OPERATIONS                                    (0.00)    (0.01)        (0.00)        0.25
                                                               ---------   -------     ---------    ---------
BASIC EARNINGS PER COMMON SHARE                                   $0.64     $0.29         $0.94        $0.67
                                                               =========   =======     =========    =========

DILUTED EARNINGS PER COMMON SHARE:
  FROM CONTINUING OPERATIONS                                      $0.63     $0.29         $0.91        $0.40
  FROM DISCONTINUED OPERATIONS                                    (0.00)    (0.01)        (0.00)        0.24
                                                               ---------   -------     ---------    ---------
DILUTED EARNINGS PER COMMON SHARE                                 $0.63     $0.28         $0.91        $0.64
                                                               =========   =======     =========    =========

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC                                              10,593    10,372        10,574       10,284
                                                               =========   =======     =========    =========

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - DILUTED                                            10,926    10,802        10,912       10,729
                                                               =========   =======     =========    =========

                      L. B. Foster Company and Subsidiaries
                           Consolidated Balance Sheet
                                 (In thousands)

                                                              June 30,         December 31,
                                                                2007               2006
                                                            -----------        ------------
ASSETS                                                      (Unaudited)

CURRENT ASSETS:
   Cash and cash items                                          $1,387              $1,309
   Accounts and notes receivable:
      Trade                                                     70,233              60,771
      Other                                                         52                 779
   Inventories                                                 104,670              99,803
   Current deferred tax assets                                   2,653               2,653
   Other current assets                                          1,373               1,133
   Prepaid income tax                                              123                 836
                                                            -----------        ------------
                      Total Current Assets                     180,491             167,284
                                                            -----------        ------------

OTHER ASSETS:
   Property, plant & equipment-net                              48,530              49,919
   Goodwill                                                        350                 350
   Other intangibles - net                                          56                  62
   Investments                                                  17,171              16,676
   Deferred tax assets                                           1,293               1,149
   Other non-current assets                                        315                 393
                                                            -----------        ------------
                       Total Other Assets                       67,715              68,549
                                                            -----------        ------------

                                                              $248,206            $235,833
                                                            ===========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities on long-term debt                         $3,227              $3,105
   Short-term borrowings                                         1,388                 726
   Accounts payable-trade and other                             59,903              57,446
   Accrued payroll and employee benefits                         9,488               6,892
   Current deferred tax liabilities                              3,153               3,203
   Other accrued liabilities                                     5,825               4,215
   Current liabilities of discontinued operations                  233                 235
                                                            -----------        ------------
                      Total Current Liabilities                 83,217              75,822
                                                            -----------        ------------

LONG-TERM BORROWINGS                                            36,830              39,161
                                                            -----------        ------------
OTHER LONG-TERM DEBT                                            13,532              15,112
                                                            -----------        ------------
DEFERRED TAX LIABILITIES                                         2,163               1,853
                                                            -----------        ------------
OTHER LONG-TERM LIABILITIES                                      3,361               5,852
                                                            -----------        ------------

STOCKHOLDERS' EQUITY:
   Class A Common stock                                            106                 105
   Paid-in capital                                              41,239              39,696
   Retained earnings                                            68,551              58,843
   Accumulated other comprehensive loss                          (793)               (611)
                                                            -----------        ------------
                     Total Stockholders' Equity                109,103              98,033
                                                            -----------        ------------

                                                              $248,206            $235,833
                                                            ===========        ============